Exhibit 4(b)
______________________________________________________________




                       IES UTILITIES INC.
   (formerly known as Iowa Electric Light and Power Company)



                               TO


              THE FIRST NATIONAL BANK OF CHICAGO


                           as Trustee



                         ______________



                  Third Supplemental Indenture

                   Dated as of March 1, 1995



                               TO


            INDENTURE OF MORTGAGE and DEED OF TRUST

                 Dated as of September 1, 1993


______________________________________________________________


           THIRD SUPPLEMENTAL INDENTURE, dated as of March  1,
1995 (the   "Third  Supplemental Indenture"), made by and   between
IES UTILITIES   INC.  (formerly known as Iowa Electric  Light  and
Power Company), a corporation organized and existing under the  laws of the State of Iowa (the "Company"), and THE FIRST NATIONAL BANK
OF CHICAGO,   a   national  banking  association  organized   and
existing under   the   laws  of  the  United  States  of  America  (the
"Trustee"), as   Trustee   under the Indenture of Mortgage and   Deed   of
Trust dated as of September 1, 1993, hereinafter mentioned.

            WHEREAS,  the  Company  has  heretofore   executed
and delivered its Indenture of Mortgage and Deed of Trust dated as
of September   1,  1993,  to the Trustee, for  the  security   of
the securities   of the Company to be issued thereunder  and   the
said Indenture    has   been  supplemented  by   two   supplemental
indentures, dated as of October 1, 1993 and as of November  1,  1993,
which Indenture   as  so  supplemented and to be hereby supplemented
is hereinafter referred to as the "Indenture"; and

            WHEREAS,  the Company desires to create  a  series
of Collateral  Trust Bonds to be issued under the Indenture,   to
be known  as  Collateral Trust Bonds, 7.65% Series Due March  28,
2000; and

           WHEREAS, the Company, in the exercise of the powers
and authority   conferred  upon  and  reserved  to  it  under  the
provisions of the Indenture,  has duly resolved and   determined to
make, execute and deliver to the Trustee a Third Supplemental Indenture in the form hereof for the purposes herein provided; and

           WHEREAS, pursuant to Section 1401 of the Indenture,
the Company    may   from  time  to  time  execute  one  or   more
supplemental indentures in order better to assure, convey and confirm unto the Trustee any property subject to the Lien of the Indenture; and

            WHEREAS, the Company desires to so assure,  convey
and confirm    property   described  on  Exhibit   A    to    this
Supplemental Indenture; and

            WHEREAS, all conditions and requirements necessary
to make  this  Third Supplemental Indenture a valid, binding  and
legal instrument   have  been  done, performed and  fulfilled,   and
the execution   and  delivery hereof have been in   all   respects
duly authorized;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            THAT  IES  UTILITIES  INC., in  consideration   of
the purchase and ownership from time to time of the Collateral Trust Bonds created in the Third Supplemental Indenture and the
service by   the  Trustee, and its successors, under the Indenture and
of One   Dollar  to  it  duly paid by the Trustee at  or   before
the ensealing and delivery of these presents, the receipt  whereof is hereby  acknowledged, hereby covenants and agrees to and  with the Trustee  and its successors in the trust under the  Indenture,
for the   benefit  of  those who shall hold such Collateral  Trust
Bonds as follows:

                            ARTICLE I

   DESCRIPTION OF COLLATERAL TRUST BONDS OF THE 7.65% SERIES

              SECTION  1.   The Company hereby creates  a  new
series of  Collateral  Trust Bonds to be known as  "Collateral  Trust
Bonds, 7.65%    Series  Due  March  28,  2000  (referred  to   herein
as "Collateral    Trust  Bonds  of  the  7.65%  Series").     The
Collateral Trust    Bonds   of  the  7.65%  Series  shall  be   executed,
authenticated and  delivered in accordance with the provisions of, and shall
in all   respects  be  subject to, all of the terms,   conditions
and covenants of the Indenture, as supplemented and modified.

           The commencement of the first interest period shall
be March   28,  1995.  The Collateral Trust Bonds  of  the  7.65%
Series shall  mature March 28, 2000, and shall bear interest  at  the
rate of   7.65%  per annum, payable semi-annually on the  28th  day
of March   and the 28th day of September in each year, commencing
on September  28,  1995.   The  person in  whose  name   any   of
the Collateral  Trust Bonds of the 7.65% Series is registered   at
the close   of   business   on  any record  date  (as  hereinafter
defined) with   respect to any interest payment date shall be  entitled
to receive   the   interest  payable on  such  interest   payment
date notwithstanding  the  cancellation of such  Collateral   Trust
Bonds of   the 7.65% Series upon any transfer or exchange subsequent
to the   record   date   and  prior  to  such  interest   payment
date; provided,   however,  that if and to the extent  the   Company
shall default   in   the   payment of the  interest  due   on   such
interest payment   date,  such  defaulted interest  shall  be  paid  as
provided in Section 307 of the Indenture.

            The   term  "record date" as used in this  Section
with respect to any interest payment date shall mean the March 15 or September 15, as the case may be, next preceding  the  semi-
annual interest   payment  date, or, if such  March 15  or  September
15 shall   be   a  legal  holiday  or  a  day  on  which  banking
institutions in the Borough of Manhattan, The City of New York, State of New York or in the City of Chicago, State of Illinois, are authorized by law to close, then the next preceding day which shall not
be a legal  holiday  or  a  day  on which  such  institutions   are
so authorized to close.

              SECTION  2.  The Collateral Trust Bonds  of  the
7.65% Series  shall  be  issued only as registered Collateral  Trust
Bonds without   coupons  of  the denomination  of  $1,000,  or   any
integral multiple  of $1,000, appropriately numbered.  Subject  to  the
terms and   conditions  set forth in the Indenture,  the  Collateral
Trust Bonds   of  the 7.65% Series may be exchanged for one or  more
new Collateral   Trust   Bonds  of  the  7.65%  Series  of   other
authorized denominations,   for  the  same aggregate  principal   amount,
upon surrender  thereof to the agency of the Company in  the   City
of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York.

            Collateral  Trust  Bonds of the 7.65%  Series  may
be exchanged or transferred without expense to the registered owner thereof except that any taxes or other governmental charges that may be imposed in connection with such transfer or exchange
shall be   paid  by  the  registered owner requesting such  transfer
or exchange   as   a  condition  precedent to  the  exercise   of
such privilege.

       SECTION  3.   The Collateral Trust Bonds of  the  7.65%
Series and the  Trustee's  Certificate  of  Authentication   shall
be substantially in the following forms respectively:

            [FORM OF FACE OF COLLATERAL TRUST BOND]

                       IES UTILITIES INC.
     COLLATERAL TRUST BOND, 7.65% SERIES DUE MARCH 28, 2000


No. ________                                                      $_________


             IES   UTILITIES  INC.,  a  corporation  organized
and existing   under   the   laws  of  the  State  of  Iowa   (the
"Company," which  term shall include any successor corporation as defined
in the    Indenture   hereinafter  referred   to),   for    value
received, hereby   promises  to  pay  to  ______________  or  registered
assigns, the   sum  of _____________ dollars on the 28th day of  March,
2000, in  any coin or currency of the United States of America which at the  time  of  payment is legal tender for public and  private
debts, and   to  pay  interest thereon in like coin or currency  from
March 28,   1995,  payable semi-annually, on the 28th day of   March
and September in each year, at the rate of 7.65% per annum,  until
the Company's   obligation  with  respect  to   the   payment   of
such principal   shall   be   discharged  as   provided   in    the
Indenture hereinafter mentioned.  The interest so payable on  any   28th
day of    March   or   September   will,   subject   to    certain
exceptions provided in the Third Supplemental Indenture dated as of March
1, 1995,   be  paid  to the person in whose name this  Collateral
Trust Bond   is   registered  at  the  close  of  business  on   the
immediately preceding   March  15 or September 15, as  the  case  may  be.
Except as  otherwise provided in the Indenture, any such interest not so paid  or duly provided for shall forthwith cease to be payable to such  person, and shall either be paid to the person in  whose name this  Collateral  Trust Bond is registered  at  the  close  of
business on   a Special Record Date for the payment of such interest to
be fixed   by  the  Trustee, notice of which shall  be  given  to
holders of   Collateral Trust Bonds of this Series not less  than   10
days prior  to such Special Record Date, or be paid at any time  in any other lawful manner not inconsistent with the requirements  of
any securities  exchange on which the Collateral Trust  Bonds   of
this Series  may be listed, and upon such notice as may be required
by such   exchange,  all  as  more fully  provided  for  in  said
Indenture.  Both principal of, and interest on, this Collateral Trust
Bond are   payable  at  the agency of the Company in  the  City  of
Chicago, Illinois,  or, at the option of the holder, at the agency   of
the Company in The City of New York.

           This Collateral Trust Bond shall not be entitled to
any benefit  under    the   Indenture    or    any    indenture
supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by
or on   behalf   of   The First National Bank  of  Chicago,   the
Trustee under   the  Indenture, or a successor trustee thereto   under
the Indenture,   or by an authenticating agent duly appointed   by
the Trustee in accordance with the terms of the Indenture.

            The   provisions  of  this Collateral  Trust  Bond
are continued    on   the   reverse  hereof  and  such   continued
provisions shall   for all purposes have the same effect as though  fully
set forth at this place.

            IN  WITNESS WHEREOF, IES Utilities Inc. has caused
this Collateral   Trust   Bond  to  be  signed  (manually   or   by
facsimile signature)  in  its name by an Authorized Executive   Officer,
as defined  in  this  Indenture, and its  corporate  seal  (or  a
facsimile thereof)  to  be  hereto  affixed and attested  (manually   or
by facsimile  signature)  by  an Authorized  Executive   Officer,
as defined in this Indenture.


Dated ________________                  IES UTILITIES INC.



                                        By____________________________
                                          Authorized Executive Officer

ATTEST:


____________________________
Authorized Executive Officer

       [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

           This  is one of the Collateral Trust Bonds  of  the
series designated   therein  referred  to  in  the   within-mentioned
Indenture and Third Supplemental Indenture dated as of March 1, 1995.

                                  THE FIRST NATIONAL BANK OF CHICAGO,


                                                             Trustee



                                     By____________________________
                                       Authorized Officer


           [FORM OF REVERSE OF COLLATERAL TRUST BOND]

            This  Collateral  Trust Bond  is  one  of  a  duly
authorized issue   of   Collateral  Trust Bonds  of  the  Company  in  an
aggregate principal   amount  of  up  to  $50,000,000,  of  the   series
hereinafter specified,  all  issued  and to be issued  under  and  equally
secured by    an  Indenture  of  Mortgage  and  Deed  of  Trust   (the
"Indenture"), dated   as  of September 1, 1993, executed by the Company   to
The First   National  Bank of Chicago, as Trustee (the "Trustee"),
as supplemented  by  three supplemental indentures  (including  a
Third Supplemental   Indenture  dated as  of  March  1,  1995)  each
executed by    the  Company  to  said  Trustee  (said  Indenture,    as
so supplemented,   being  herein  sometimes  referred    to    as
the "Indenture"),   to   which  Indenture   and   all   indentures
supplemental thereto   reference  is  hereby made  for  a  description   of
the properties  mortgaged and pledged, the nature and  extent   of
the security,  the  rights of registered owners of the  Collateral
Trust Bonds   and  of the Trustee in respect thereof, and the  terms
and conditions upon which the Collateral Trust Bonds are, and  are
to be,  secured.   The Collateral Trust Bonds may  be  issued  in
series, for   various principal sums, may mature at different   times,
may bear   interest  at  different rates and  may  otherwise  vary
as provided in the Indenture.  This Collateral Trust Bond is  one
of a   series  designated as the "Collateral Trust  Bonds,  7.65%
Series Due   March   28, 2000" (the "Collateral Trust Bonds  of   the
7.65% Series") of the Company, in an aggregate principal amount   of
up to   $50,000,000,  issued under and secured by the   Indenture
and described in the Third Supplemental Indenture thereto dated as
of March   1,  1995 (the "Third Supplemental Indenture")  between
the Company and the Trustee.

           The Collateral Trust Bonds of the 7.65% Series will
not be   redeemable   prior to their maturity; provided,  however,
that such   Bonds may be redeemed in whole at any time or  in  part
from time   to   time,  upon  at  least 30  days'  notice,  at  the
redemption price  equal  to  100% of the principal amount  thereof,  plus
accrued interest   to  the date of redemption, through the application
of cash   received  by the Trustee as a result of properties   of
the Company being taken by eminent domain or being sold to an entity possessing the power of eminent domain.

            In  case  an  Event  of Default,  as  defined   in
the Indenture, shall occur, the principal of all the Collateral Trust Bonds of the 7.65% Series at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in
the Indenture.  The Indenture provides that such declaration   may
be rescinded under certain circumstances.

            No   reference  herein  to the  Indenture  and  no
provision of  this Collateral Trust Bond or of the Indenture shall alter
or impair   the  obligation  of the Company, which  is   absolute
and unconditional, to pay the principal of and premium,  if   any,
and interest   on this Collateral Trust Bond at the times,   place
and rate,   in   the   coin  or  currency, and  in   the   manner,
herein prescribed.

             This  Collateral  Trust  Bond  may  be  exchanged
or transferred  without  expense to the registered  owner  hereof
except that   any  taxes or other governmental charges  that  may  be
imposed in connection with such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

            Prior to due presentment of this Collateral  Trust
Bond for   registration of transfer, the Company, the Trustee   and
any agent  of  the Company or the Trustee may treat the Person  in
whose name   this   Collateral  Trust Bond  is  registered  as   the
absolute owner   hereof   for  all  purposes,  whether  or  not    this
Collateral Trust   Bond be overdue, and neither the Company, the  Trustee
nor any such agent shall be affected by notice to the contrary.

            As provided in the Indenture, no recourse shall be
had for   the  payment  of  the principal of or premium,  if  any,
or interest   on  any Collateral Trust Bonds or any part thereof,
or for   any claim based thereon or otherwise in respect thereof,
or of    the  indebtedness  represented  thereby,  or  upon   any
obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred
by, any   incorporator,  stockholder, officer  or   director,   as
such, past,   present or future of the Company or of any predecessor
or successor corporation (either directly or through the  Company or a  predecessor or successor corporation), whether by virtue of
any constitutional  provision, statute or rule  of  law,   or   by
the enforcement  of  any assessment or penalty or  otherwise;   it
being expressly  agreed and understood that the Indenture  and   all
the Collateral  Trust Bonds are solely corporate  obligations  and
that any   such  personal  liability  is hereby  expressly   waived
and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Collateral Trust Bonds.

              [END OF COLLATERAL TRUST BOND FORM]

                           ARTICLE II.

                ISSUE OF COLLATERAL TRUST BONDS.

           SECTION 1.  Pursuant to the terms of Section 401 of
the Indenture,  the Company hereby exercises the right  to  obtain
the authentication    of    $50,000,000  principal    amount    of
Collateral Trust Bonds of the 7.65% Series.

            SECTION  II.   Such  Collateral  Trust  Bonds  may
be authenticated    and  delivered  prior  to  the   filing   for
recordation of this Third Supplemental Indenture.


                          ARTICLE III.

                          REDEMPTION.

       The Collateral Trust Bonds of the 7.65% Series will not
be redeemable  prior to their maturity; provided,  however,  that
such Bonds   may  be redeemed in whole at any time or in part  from
time to   time,   upon  at least 30 days' notice, at  a  redemption
price equal   to   100%   of   the principal amount  thereof,   plus
accrued interest   to  the date of redemption, through the application
of cash   received  by the Trustee as a result of properties   of
the Company being taken by eminent domain or being sold to an entity possessing the power of eminent domain.


                          ARTICLE IV.

                    DESCRIPTION OF PROPERTY.


           To secure the payment of the principal of, premium,
if any,   and  interest,  if any, on all Collateral  Trust  Bonds
issued under    the   Indenture  and  Outstanding  (as  defined    in
the Indenture),    when   payable   in   accordance    with    the
provisions thereof, and to secure the performance by the Company of, and
its compliance   with,  the  covenants  and  conditions   of   the
Indenture, the Company hereby  grants,  bargains,  sells,   conveys,
assigns, transfers,   mortgages, pledges, sets over  and  confirms   to
the Trustee a security interest in, all right, title and interest of the Company in and to the property described in Exhibit A to this Third Supplemental Indenture.

            TO   HAVE  AND  TO  HOLD all said property  hereby
granted, bargained,     sold,    conveyed,    assigned,    transferred,
mortgaged, pledged,   set  over  and confirmed, or in  which  a  security
interest has    been    granted   by   the   Company  in  this    Third
Supplemental Indenture, unto the Trustee and   its   successors   and
assigns forever,   but  in  trust nevertheless upon the  trusts,   for
the purposes,    and    subject  to  all   the   exceptions    and
reservations, terms,    conditions,  provisions  and  restrictions  of   the
Indenture, and   for the equal and proportionate benefit and security  of
all present  and  future  holders of the Collateral  Trust  Bonds,
without any    preference,   priority  or  distinction  of  any    one
Collateral Trust   Bond  over any other Collateral Trust Bond  by  reason
of priority  in  the issue or negotiation thereof  or  otherwise,
except as   may   otherwise  be expressly provided in the  Indenture,
but subject,    however,   to  all  the  conditions,   agreements,
covenants, exceptions,   limitations,   restrictions   and   reservations
expressed or provided in the deeds or other instruments of record affecting the property, or any part or portion thereof, insofar as the
same are   at   the  time of execution hereof in force  and  effect
and permitted by law.

                           ARTICLE V.

                          THE TRUSTEE.

            The   Trustee  hereby accepts  the  trusts  hereby
declared and   provided, and agrees to perform the same upon the  terms
and conditions   in   the   Indenture  set  forth  and  upon   the
following terms and conditions:

            The   Trustee   shall not be responsible  in   any manner
            whatsoever   for  or  in  respect  of  the  validity  or
            sufficiency this   Third  Supplemental Indenture  or the due
            execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by
            the Company  solely.   In  general,  each  and  every   term
            and condition contained in Article Eleven of the Indenture shall apply to this Third Supplemental Indenture with the same force and effect as if the same were herein set forth
            in full,    with    such    omissions,   variations    and
            modifications thereof as may be appropriate to make the same conform to this Third Supplemental Indenture.


                          ARTICLE VI.

                   MISCELLANEOUS PROVISIONS.

            This   Third   Supplemental   Indenture   may   be
simultaneously executed in any number of counterparts, each of which when
so executed  shall  be  deemed  to  be  an  original;  but   such
counterparts shall together constitute but one and the same instrument.

           IN  WITNESS WHEREOF, the parties hereto have caused
this Third   Supplemental   Indenture to be  duly   executed,   and
their respective   corporate  seals  to  be  hereunto  affixed   and
attested, all as of the day and year first above written.

                            IES UTILITIES INC.



                            By____________________________
                              Senior Vice President, Finance

ATTEST:


____________________________
     Secretary

                            THE FIRST NATIONAL BANK OF CHICAGO,
                             Trustee


                            By____________________________



ATTEST:


____________________________



STATE OF IOWA  )
               )  ss:
COUNTY OF LINN )



            On   the  _____  day  of March,  1995,  before  me
personally came Robert J. Latham, to me known, who, being  by  me  duly
sworn, did   depose  and  say that he is the Senior  Vice  President,
Finance of   IES   UTILITIES INC., the corporation described  in   and
which executed the foregoing instrument; that he knows the  seal  of
said corporation;   that  the seal affixed to said  instrument   is
such corporate  seal;  that it was so affixed by authority  of  the
Board of   Directors  of said corporation, and that he  signed   his
name thereto by like authority, acknowledging the instrument to be the free act and deed of said corporation.





                                 ______________________________
                                         Notary Public,

                                        [Notarial Seal]






STATE OF ILLINOIS   )
                    )  ss:
COUNTY OF COOK      )



            On   the  _____  day  of March,  1995,  before  me
personally came  ________________________, to me known, who, being by me
duly sworn,     did     depose   and   say    that    he    is    a
________________________ of THE FIRST NATIONAL BANK OF CHICAGO, the national banking association described in and which executed the
foregoing instrument;   that   he   knows the seal  of   said   national
banking association; that the seal affixed to said instrument  is  the
seal of   said national banking association; that it was so affixed
by authority   of   the   Board of Directors  of  said   national
banking association,   and  that  he  signed  his  name   thereto   by
like authority,  acknowledging the instrument to be the  free   act
and deed of said national banking association.





                                ______________________________
                                         Notary Public,

                                        [Notarial Seal]



                                                  EXHIBIT A


                    DESCRIPTION OF PROPERTY

                 [To be supplied by the Company]